Exhibit 16.1




                                                                    May 11, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

I have read Item 4 included in the Form 8-K dated May 11, 2006 of DST Media, Inc. being filed with the Securities and Exchange Commission and I am in agreement with the statements contained therein.


                                           Very truly yours,

                                           Beadle, McBride, Evans & Reeves, LLP



                                           By: /s/ CLIFFORD BEADLE
                                               ----------------------
                                               Clifford Beadle, Partner